Exhibit 99.3

At Will Employment Agreement, dated April 14, 2015, between the Company and Patrick Dennis

AT-WILL EMPLOYMENT AGREEMENT

This At-Will Employment Agreement (“Agreement”) is effective as of May 1, 2015 between Guidance Software, Inc. (“Company”) and Patrick Dennis (“Employee”) and incorporates by reference the terms of that certain offer letter executed between the parties and dated April 14, 2015 (“Offer Letter”). To the extent the terms of this Agreement and the Offer Letter conflict, the terms of the Offer Letter shall govern. In consideration of the mutual promises and conditions contained in this Agreement, the Company and Employee agree as follows:

1. Title and duties. The Company shall employ Employee as and under the title of President and Chief Executive Officer and Employee accepts that employment. If Employee is a full-time employee, Employee shall devote substantially all of Employee’s time, attention, energy, knowledge, and skill solely and exclusively to performing all duties as assigned or delegated to Employee by the Company.

2. Compensation and Expenses.

A. Salary. The company will pay to Employee an annual salary as stated in the Offer Letter and which shall be payable semi-monthly on a prorated basis and from which the Company shall withhold and deduct all taxes required by federal and state laws and any other authorized deductions. The Company will review Employee’s salary at least annually. The Company may, in its sole discretion, adjust Employee’s salary during Employee’s employment with the Company.

B. Additional Benefits. Employee shall also be entitled to benefits commensurate with those afforded to similarly situated employees of the company, including vacation pay, sick pay, and participation in the Company’s benefits plans. These benefits are more fully described in the Company’s policies and plans. The Company reserves the right to modify, suspend, or discontinue any and all of the above-mentioned plans, practices, policies and profit-sharing programs at any time as long as such action is taken generally with respect to other similarly situated employees of the Company.

3. At-Will Employment. Employee’s employment with the Company is for no specified term and is at the mutual consent of both Employee and the Company. Specifically, Employee’s employment will be on an “at will” basis, meaning that either Employee or the Company may terminate the employment relationship with or without cause at any time, with or without notice. There are no express or implied agreements contrary to the foregoing and no one other than the President of the Company has any authority to enter into an employment agreement for a specified period of time or to make any agreement that is contrary to the foregoing. Any such agreement by the President must be in writing and fully executed by both Employee and the President. As used herein, the term “the Relationship” refers to the employment relationship between Employee and the Company; the Relationship terminates upon termination of employment for any reason.

4. Confidential Information.

A. Non-Disclosure. Employee agrees at all times during the term of Employee’s employment relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which Employee obtains or creates. Employee further agrees not to make copies of such Confidential Information except as authorized by the Company. Employee understands that “Confidential Information” means any Company proprietary and/or trade secret information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom Employee calls or with whom Employee becomes acquainted during the employment relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by Employee during the period of the employment relationship, whether or not during working hours. Employee understands that “Confidential Information” includes, but is not limited to, information pertaining to any aspects of the Company’s business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. In addition to other secrets that may be identified by Company during the term of the employment relationship, Employee expressly agrees that the identities of Company future prospects, including potential sales or business opportunities with such prospects and requirements of such prospects, Company strategic and operating plans and non-public software product and services details are important trade secrets of the Company and Employee expressly agrees, during and after employment, not to use such information for the benefit of Employee or any other party than Company. Employee further understands that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved.

B. Third Party Information. Employee recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee’s work for the Company consistent with the Company’s agreement with such third party.

5. Inventions

A. Inventions Retained and Licensed. Employee has attached hereto, as Exhibit A, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to the commencement of the employment relationship (collectively referred to as “Prior Inventions”), which belong solely to Employee or belong to Employee jointly with another, which relate in any way to any of the Company’s proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. For the avoidance of doubt, Employee represents that he/she will not introduce into a Guidance facility or computer network, or otherwise use, the property of previous employers or other third parties, including but not limited to, confidential documents, trade secrets, customer lists, forms, software, templates or manuals. If, in the course of Employee’s Relationship with the Company, Employee incorporates into a Company product, process or machine a Prior Invention owned by Employee or in which Employee has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

B. Assignment of Inventions. Employee agrees that Employee will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all Employee’s rights, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which Employee is employed by the Company (collectively referred to as “Inventions”), except as provided in Section 5(e) below. Employee further acknowledges that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment relationship with the Company are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by Employee’s salary, unless regulated otherwise by the mandatory law of the state of California.

C. Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all Inventions made by Employee (solely or jointly with others) during the term of Employee’s employment relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. Employee agrees not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business.

D. Patent and Copyright Rights. Employee agrees to assist the Company, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Employee further agrees that Employee’s obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of Employee’s mental or physical incapacity or unavailability or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Employee hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by Employee. Employee hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

E. Exception to Assignments. Employee understands that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). Employee will advise the Company promptly in writing of any inventions that Employee believes meet such provisions and are not otherwise disclosed on Exhibit A.

F. Previous Obligations. Employee represents and warrants to the Company that Employee has no obligations to any previous employer that would interfere with or be infringed by the Company’s exclusive ownership rights in and to the Inventions as described above.

6. Returning Company Documents. Employee agrees that, at the time of termination of Employee’s employment relationship with the Company, Employee will deliver to the Company (and will not keep in Employee’s possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to the employment relationship or otherwise belonging to the Company, its successors or assigns. Employee further agrees that to any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the employment relationship, Employee agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit C.

7. Covenant Not to Compete During Employment. Employee agrees that, during the Relationship Employee will not, on the behalf of Employee or any other person or business entity, directly or indirectly, engage in any business or activity competitive with the business activities of Company as they are now undertaken by Company.

8. Solicitation of Employees, Consultants and Other Parties. Employee agrees that during the term of his or her Relationship with the Company, and for a period of twenty-four (24) months immediately following the termination of his or her Relationship with the Company for any reason, whether with or without cause, he or she shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for himself or herself or for any other person or entity. Further, following termination of Employee’s Relationship with the Company for any reason, with or without cause, Employee agrees that he or she shall not use the Confidential Information or trade secrets of the Company to solicit any customer or licensee of the Company’s products, in each case, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of Employee’s Relationship with the Company.

9. Arbitration.

a. All claims, disputes, controversies, or disagreements of any kind whatsoever (“Claims”), including any claim arising out of or in connection with Employee’s employment or the termination of Employee’s employment, that may arise between Employee and the Company, including any Claims that may arise between Employee and the Company’s officers, directors, employees, or agents in their capacity as such, shall be submitted to a confidential final and binding arbitration before the American Arbitration Association in Los Angeles, California in accordance with the National Rules for the Resolution of Employment Disputes of The American Arbitration Association then existing.

b. Claims covered by this arbitration provision include, but are not limited to any dispute or controversy arising out of Employee’s employment, the events leading up to Employee being offered employment, the cessation of Employee’s employment, the compensation, terms, and other conditions of Employee’s employment, or statements made or actions taken at any time regarding Employee’s employment at Company which could have been brought in a court of competent jurisdiction, including, but not limited to, claims under the Age Discrimination in Employment Act; Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990; Sections 1981 through 1988 of Title 42 of the United States Code; the National Labor Relations Act, as amended; the Fair Labor Standards Act, as amended; the federal Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act, as amended; the California Minimum Wage Laws; The Equal Pay Law for California, as amended; the California Labor Code, as amended, including California Labor Code §§ 201 et seq., 970 et seq. and 1050 et seq.; the California Wage Orders, and any other federal, state, or local civil or human rights law, or any other local, state or federal law, regulation, or ordinance, as well as any claim based on any public policy, contract, tort, or common law or any claim for costs, fees, or other expenses, including attorneys’ fees (collectively, “Claims”). This arbitration provision does not require arbitration of claims for workers’ compensation or unemployment insurance. This Arbitration Agreement is intended to be construed as broadly as possible under applicable law so that all claims and defenses that could be raised before a court must instead be raised in arbitration. In addition, notwithstanding this arbitration provision, either party may file a request with a court of competent jurisdiction pursuant to applicable provisions of the California Arbitration Act, for equitable relief, including but not limited to injunctive relief, pending resolution of any dispute through the arbitration procedure set forth herein. Nothing in this arbitration provision shall be construed as precluding Employee from filing a charge or complaint with the California Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other similar state or federal agency seeking administrative resolution of a dispute or claim, nor shall this arbitration provision require an employee to arbitrate a wage-related claim before he or she has received a non-binding administrative hearing before the State Labor Commissioner (known as a “Berman” hearing). However, any claim that cannot be resolved administratively through such agency shall be subject to this Arbitration Agreement.

c. Company will pay the AAA case management and administrative fees, the court reporter fees for the arbitration hearing and the arbitrator’s fees and expenses. Employee will not be required to pay any fees which would exceed the amount of fees Employee would be required to pay if Employee had pursued action in court. The arbitrator shall allow the parties to conduct adequate discovery to pursue any claims. The parties have the right to be represented by an attorney of their choice. Upon the filing of the arbitration, the parties shall stipulate that all proceedings, orders, evidence and substantive actions of the proceedings shall be protected as confidential under a protective order. The decision or award of the arbitrator shall be in writing and will include a statement of the reasons for the award and the findings and conclusions on which the award is based. The arbitrator’s power in respect to the issuance of an award under this provision shall be limited to the issuance of such an award consistent with and according to applicable California law.

10. Severability. Employee agrees that the provisions of this Agreement are divisible; if any of the provisions shall be deemed invalid or unenforceable, Employee agrees that provision shall be deemed limited to the extent necessary to render it valid and enforceable and the remaining provisions of this Agreement shall continue in full force and effect without being impaired or invalidated in any way.

11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California.

12. Entire Agreement. This Agreement supersedes all prior agreements, understandings, and communications between Employee and the Company, whether written or oral, express or implied, relating to the subject matter of this Agreement and is intended as a complete and final expression of the terms of the agreement between Employee and the Company and shall not be changed or subject to change orally. The parties further agree and acknowledge that neither they nor anyone acting on their behalf made any inducements, agreements, promises, nor representations other than those set forth in this Agreement.

13. Amendment. This Agreement may not be altered or amended except in a writing signed by both parties to this Agreement.

14. Survival. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

15. ADVICE OF COUNSEL. EMPLOYEE ACKNOWLEDGES THAT, IN, EXECUTING THIS AGREEMENT, EMPLOYEE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND EMPLOYEE HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

	EMPLOYEE	COMPANY: Guidance Software, Inc.

Signature:	/s/ Patrick J. Dennis	Signature: /S/ Mark E. Harrington

Print Name:	Patrick J. Dennis	Print Name: Mark E. Harrington

Title: SVP, General Counsel and Corporate Secretary

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED FROM SECTION 4

Title	Date	Identifying Number or Brief Description

     No inventions or improvements

     Additional Sheets Attached

Employee Signature

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Date

EXHIBIT B

Section 2870 of the California Labor Code is as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT C

TERMINATION CERTIFICATION

(You acknowledge that upon termination you will execute a certification similar to the below.)

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to Guidance Software, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”).

I further certify that I have complied with all the terms of the Company’s At-Will Employment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the At-Will Employment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Specifically, following termination of my Relationship with the Company for any reason, with or without cause, I agree that I shall not use the Confidential Information or trade secrets of the Company to solicit any customer or licensee of the Company’s products, in each case, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of Employee’s Relationship with the Company. SIGN AT TIME OF HIRE TO ACKNOWLEDGE RECEIPT:

I hereby acknowledge that I have read and understand the Termination Certification (Exhibit C) described above, and that I am in receipt of a copy of this document.

Date:

Employee Signature

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